UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

ITEOS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39401	84-3365066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

iTeos Therapeutics, Inc. 139 Main Street Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (339) 217-0161

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0.001 par value per share	ITOS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

At an investor conference scheduled for August 10, 2021, iTeos Therapeutics Inc. (the “Company”) plans to provide the following financial update:

•

On August 6, 2021, iTeos Belgium S.A., an affiliate of the Company, received an upfront payment of $625 million (the “Upfront Payment”) from GlaxoSmithKline Intellectual Property (No. 4) Limited pursuant to the Collaboration and License Agreement between the parties.

•

Following receipt of the Upfront Payment, the Company believes that its existing cash and cash equivalents would enable it to fund its operating expenses and capital expenditure requirements into 2026.

The information contained in this Item 7.01 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements regarding the expectation that the Company’s current existing cash and cash equivalents will enable it to fund its operating expenses and capital expenditure requirements into 2026 and the Company’s plans to participate in an investor conference.

Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those projected in such statement. Known risk factors include the following: market conditions; the Company may encounter unanticipated costs or may expend cash more rapidly than currently anticipated due to challenges and uncertainties inherent in product research and development and biologics manufacturing; the Company may not be able to execute on its business plans, including meeting its expected or planned regulatory milestones and timelines, research and clinical development plans, and bringing its product candidates to market, for various reasons, some of which are outside of the Company’s control, including manufacturing limitations that may not be anticipated or resolved for in a timely manner, regulatory, court or agency decisions such as decisions by the United States Patent and Trademark Office with respect to patents that cover our product candidates and the impact of the COVID-19 pandemic; and those risks identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as well as other SEC filings made by the Company which you are encouraged to review. Statements regarding the Company’s cash runway do not indicate when the Company may access the capital markets.

Any of the foregoing risks could materially and adversely affect the Company’s business, results of operations and the trading price of the Company’s common stock. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K. The Company does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEOS THERAPEUTICS, INC.

Date: August 10, 2021	By:	/s/ Michel Detheux
Michel Detheux
President and Chief Executive Officer